EXHIBIT 4.2


               RESTRICTED STOCK AND REGISTRATION RIGHTS AGREEMENT


     THIS RESTRICTED STOCK AND REGISTRATION RIGHTS AGREEMENT is made this 16th day of January, 1997, by and among COMPUTER MANAGEMENT SCIENCES, INC., a Florida corporation ("Company"), Shari G. Leigh, Martin B. Greer, Daniel P. Dunlap, Jr., John D. Karen and Richard C. Blakeman, being all of the beneficial shareholders (collectively, "Target Shareholders") of MIACO CORPORATION, a Colorado corporation ("Target").

                                    Recitals:

     A. Company and Target Shareholders are parties to that certain Agreement and Plan of Merger, dated as of January 16, 1997, by and among Bronco Acquisition, Inc., a Florida corporation wholly-owned by Company ("Subsidiary"), Target, Company and Target Shareholders (the "Merger Agreement") (capitalized terms used herein, but not otherwise defined herein, shall have the meanings assigned to them in the Merger Agreement);

     B. Pursuant to the Merger Agreement, Subsidiary will be merged with and into Target, which will continue as the surviving corporation (the "Merger");

     C. Target Shareholders beneficially own all of the issued and outstanding shares of common stock of Target (collectively, the "Target Shares");

     D. In connection with the Merger, Target Shareholders will receive from Company the number of shares of Company common stock, par value $0.01 per share (the "Common Stock"), necessary to effectuate the Merger, as provided in the Merger Agreement; and

     E. Company and Target Shareholders desire to set forth in writing their understandings and agreements with respect to (i) the issuance by Company and acquisition by Target Shareholders of the Company Shares (as defined below),
(ii) the transfer restrictions applicable to the Company Shares, and (iii) the rights and obligations of Target Shareholders and Company regarding the registration, at the election of Target Shareholders, of Company Shares under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities or Blue Sky laws (the "State Laws").

                                   Agreements:

     In consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:



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     1.  Issuance of Company Shares Pursuant to Merger.

         1.1 Pursuant to the Merger Agreement and upon consummation of the Merger, Company will issue to Target Shareholders and reserve for issuance pursuant to Target Stock Options assumed by Company pursuant to the Merger Agreement an aggregate of 602,163 shares of Common Stock (collectively, the "Company Shares"), divided among Target Shareholders pro rata according to their respective equity interests in Target, as more precisely set forth on Schedule
1.1 attached hereto.

         1.2 The Company Shares have not been registered under the Securities Act in reliance upon the exemption provided by Section 4(2) thereof and Regulation D promulgated by the Securities and Exchange Commission ("Commission") thereunder, nor have such shares been registered under the State Laws in reliance upon comparable exemptions therein for limited offerings. As a consequence thereof, the Company Shares are subject to certain transfer restrictions described herein.

     2.  Disclosure of Information Regarding the Common Stock.

         2.1 The Company's class of Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company is subject to the periodic reporting and other requirements of the Exchange Act. Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the NASDAQ/NMS ("NASDAQ"), where reports, proxy statements and other information concerning the Company can also be inspected.

         2.2 The Company has delivered to each of the Target Shareholders true and complete copies of all prospectuses, reports and definitive proxy statements filed by it (together with any amendments required to be made with respect thereto) with the Commission under the Securities Act of 1933, as amended (the "Securities Act") and under Securities Exchange Act of 1934, as amended (the "Exchange Act") on or after September 29, 1995, all in the form so filed (all of the foregoing, together with all exhibits and schedules thereto and documents incorporated by reference therein, being collectively referred to as the "Disclosure Documents").

         2.3 The Target Shareholders have been afforded the opportunity directly, or through their Purchaser Representative (as defined below), to make inquiry of the President and the Chief Financial Officer of the Company with regard to the business, operations and financial condition of the Company and the terms and conditions of the Merger.

     3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to each of the Target Shareholders that:

         3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

         3.2 Capitalization. The authorized capital stock of the Company immediately prior to the issuance of the Company Shares pursuant to the Merger Agreement consists of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share. As of November 30, 1996, 12,413,043 shares of Common Stock were issued and outstanding and no shares of preferred stock had been issued. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of November 30, 1996, there were outstanding options to purchase a total of 2,095,030 additional shares of Common Stock pursuant to the Company's 1985 Non-Qualified Stock Option Plan (the "Non-Qualified Plan") and the Company's Incentive Stock Option Plan (the "ISO Plan"). The Non-Qualified Plan and the ISO Plan were terminated by the Company effective as of August 31, 1995. As of November 30, 1996, additional options to purchase 316,375 and 33,750 shares of Common Stock had been granted pursuant to the Company's 1995 Stock Incentive Plan (the "1995 Plan") and 1995 Non-Employee Director Stock Option Plan ("Director Plan"), respectively. The 1995 Plan and the Director Plan were adopted by the Company on September 1 and September 6, 1995, respectively. Each of the Non-Qualified Plan, the ISO Plan, the 1995 Plan and the Director Plan is fully described in the Prospectus. Except as disclosed above, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its Common Stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its Common Stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. No person or entity is entitled to any preemptive or similar right with respect to the issuance of any capital stock of the Company.

         3.3 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

         3.4 Valid Issuance of Company Shares. The Common Stock that is being issued to the Target Shareholders pursuant to the Merger and reserved for issuance pursuant to the exercise of the Target Stock Options assumed by Company pursuant to the Merger Agreement, when issued, sold and delivered in accordance with the terms thereof for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable. Based in part upon the representations of the Target Shareholders in this Agreement, the Common Stock will be issued in compliance with the Securities Act and State Laws.

         3.5 SEC Documents; Company Financial Statements. As of their respective filing dates, the Disclosure Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act as applicable and the rules and regulations of the Commission promulgated thereunder, and none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the Commission. The Disclosure Documents constitute all prospectuses, reports, proxy statements and other filings required to be made by Company pursuant to the Securities Act and the Exchange Act on or after September 29, 1995. All material contracts and other documents of Company and its subsidiaries required to be filed as exhibits to the Disclosure Documents have been filed as required. The financial statements of Company including the notes thereto, included in the Disclosure Documents (the "Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly in all material respects the consolidated financial position of Company at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments which are not material in amount or significance). There has been no change in Company accounting policies except as described in the notes to the Company Financial Statements.

        3.6 Nasdaq National Market Listing. Company shall cause the Company Shares issuable in connection with the Merger and the assumed Target Stock Options to be listed on the Nasdaq National Market System effective as of the Closing Date of the Merger.

         3.7 Rule 144. Company shall use its best efforts to ensure that it satisfies all of the eligibility requirements of Rule 144, as promulgated by the Commission under the Securities Act, in order that Rule 144 is available for use by the Target Shareholders in connection with certain sales of the Company Shares by such shareholders.

         3.8 Full Disclosure. The Company has fully provided each of the Target Shareholders with (i) all of the information which such shareholder has requested in connection with his evaluation of the Company and decision whether to acquire the Common Stock and (ii) all information which the Company believes is reasonably necessary to enable such shareholder to make such investment decision. In addition, the Company has provided the Target Shareholders with the opportunity to ask questions of, and receive answers from, the President and the Chief Financial Officer of the Company concerning the business, operations and financial condition of the Company, the terms and conditions of the Merger and this Agreement. Neither this Agreement, the Disclosure Documents nor any other statements made by the Company in the Merger Agreement contain any untrue statement of a material fact or omit to state a material fact (about the Company or the Common Stock) necessary to make the statements made herein or therein not misleading in light of the circumstances then existing.

         3.9 Material Adverse Change. Since September 30, 1996, the Company has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Company; (b) any amendment or change in the Articles of Incorporation or Bylaws of Company; or (c) any damage to, destruction or loss of, any assets of (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Company.

     4. Representations, Warranties and Covenants of Target Shareholders. Each Target Shareholder hereby severally represents, warrants and covenants to the Company that:

         4.1 Authorization. This Agreement constitutes a valid and legally binding obligation of such shareholder, enforceable against such shareholder in accordance with its terms.

         4.2 Ownership of Target Shares. The Target Shares shown opposite each Target Shareholder's name on Schedule 1.1 are owned beneficially and (except as set forth on Schedule 1.1) of record solely by such shareholders, in each case free and clear of all Liens. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which such Target Shareholder is a party or by which such Target Shareholder is bound providing for the issuance, disposition, or acquisition of any of the Target Shares or unissued shares of Target's capital stock. Such Target Shareholder is not a party to any voting trusts, proxies or any other agreements or understandings with respect to the voting of the Target Shares.

         4.3 Purchase Entirely for Own Account. This Agreement is made with such shareholder in reliance upon his or her representation to the Company, which by his or her execution of this Agreement such shareholder hereby confirms, that the Common Stock will be acquired for investment for such shareholder's own account, not as a nominee or agent, and not with a view to or for resale or distribution of any part thereof, and that such shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such shareholder further represents that such shareholder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person any of the Common Stock. Such shareholder represents that it has full power and authority to enter into this Agreement.

         4.4 Receipt of Information Regarding Company. Such shareholder confirms that he or she has received all the information he or she considers necessary or desirable with respect to his or her evaluation of the Company and his or her decision whether to acquire the Common Stock. Such shareholder further represents that he or she has been offered the opportunity to ask questions of, and receive answers from, the President and the Chief Financial Officer of the Company regarding the business, operations and financial condition of the Company, the terms and conditions of the Merger and this Agreement. Such shareholder acknowledges receipt of the Disclosure Documents and copies of any exhibits heretofore filed by the Company with the Commission, which shareholder may have requested from the Company.

         4.5 Investment Experience and Qualifications. Either alone or with the assistance of such shareholder's Purchaser Representative (as defined below) and professional advisors, such shareholder has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Common Stock. Such shareholder has obtained, to the extent he or she deems necessary, his or her own personal professional advice with respect to assessing the risks inherent in an investment in the Common Stock, and the suitability of an investment in the Common Stock in light of such shareholder's financial condition and investment needs.

         4.6 Information Regarding Target; Purchaser Representative. Such shareholder is fully informed of all material facts relating to the business, operations, assets, liabilities, financial condition, prospects and fair valuation of Target, and he or she has had full and unrestricted access to all aspects of Target's operations and its books and records. Moreover, such shareholder hereby acknowledges that Shari G. Leigh, has served as the "Purchaser Representative" (within the meaning ascribed to that term under the Securities Act and the rules and regulations promulgated thereunder) of such shareholder in connection with the negotiation of the Merger Agreement and this Agreement.

         4.7 Restricted Securities. Such shareholder represents that it understands that the shares of Common Stock being issued to it under the Merger Agreement are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the issuer (Company) in a transaction not involving a public offering and, accordingly, that under the Securities Act and applicable regulations the Company Shares may be resold without registration under the Securities Act and the State Laws only in certain limited circumstances. In this connection, such shareholder represents that it is familiar with Commission's Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         4.8 Further Limitations on Disposition. Without in any way limiting the foregoing, such shareholder hereby agrees not to make any disposition (including any sale, assignment, transfer, conveyance, encumbrance or gift, as well as any other voluntary disposition) of all or any portion of the Common Stock unless and until:

              (a) Company has published to the general public financial results covering at least 30 days of post-Merger combined operations of Company and Target; and

              (b) either:

                  (i) There is then in effect a registration statement under the Securities Act (and the State Laws, if required) covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii)Such shareholder shall have furnished the Company with (A) a detailed statement of the circumstances surrounding the proposed disposition and (B) an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or the State Laws. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         4.9 Legends. It is understood that the stock certificates issued to the Target Shareholders with respect to the Common Stock will bear the following legend (in addition to any legend required by the State Laws):

     "These securities have not been registered under the Securities Act of 1933 (the "Act"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a Registration Statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     5.  Demand Registration Rights.

         5.1 On one (1) occasion during the Term, upon the written request of one or more Target Shareholders, Company will prepare and file, as promptly after such request as practicable and in no case more than 60 days after receipt of such notice, and thereafter use its best efforts to cause to become effective a registration statement ("Registration Statement") on a form to be selected by Company under and complying with the Securities Act, covering such number of shares of Common Stock as shall be specified in the Shareholder's request, subject to the limitations contained in Section 5.2. Upon receipt of any such request, Company shall notify the other Target Shareholders of such request and provide them the opportunity to join in the request for a period of 10 days following such notice. All Target Shareholders participating in a request for the registration of Company Shares under either Section 5 or Section 6 hereafter shall be referred to collectively as the "Participating Shareholders" and any Company Shares eligible for registration under either Section 5 or Section 6 shall be referred to collectively as the "Registrable Shares".

         5.2 Company shall not be obligated to honor a demand to register any Registrable Shares made pursuant to Section 5.1 unless the aggregate number of Registrable Shares to be registered pursuant to such demand is greater than or equal to twenty percent (20%) of the aggregate number of Company Shares issued to the Target Shareholders in the Merger. Moreover, the aggregate number of Registrable Shares registered pursuant to Sections 5 and 6 shall in no event exceed fifty percent (50%) of the aggregate number of Company Shares issued to the Target Shareholders in the Merger.

         5.3 If the Participating Shareholders so request, the offering or distribution of Registrable Shares under Section 5 shall be pursuant to a firm underwriting. The managing underwriter shall be a nationally recognized investment banking firm selected by the Participating Shareholders, but subject to Company's approval, which approval shall not be unreasonably withheld. Company will enter into an underwriting agreement containing representations, warranties and agreements not substantially different from those customarily included by an issuer in underwriting agreements with respect to secondary distributions; provided, however, that the Participating Shareholders shall be entitled to negotiate the underwriting discounts and commission and other fees of such underwriter.

         5.4 No securities to be sold by Company or any security holder of Company other than a Target Shareholder shall be included in any Registration Statement filed pursuant to Section 5 unless (i) the Participating Shareholders shall have consented to the inclusion of such other securities, (ii) the offering is pursuant to a firm underwriting and the managing or principal underwriter shall have consented to the inclusion of such other securities, and
(iii) all the Registrable Shares requested to be included by the Participating Shareholder shall be so included.

         5.5 Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to Section 5 if, at the time it receives a request for registration, counsel for Company is reasonably of the opinion (which opinion shall be expressed in writing) that any material pending transaction of, or event affecting, Company or any of its subsidiaries render the effecting of such Registration Statement inappropriate at the time; provided, however, Company shall be entitled to postpone the filing of such Registration Statement only once during the Term. The duration of such delay shall not exceed 60 days from the date Company receives such registration request. Company shall promptly make such filing as soon as the conditions which permit it to delay such filing no longer exist. In the event of any such deferral, the Participating Shareholders shall have the right to withdraw the request for registration, and such withdrawn request shall not be considered the Participating Shareholders' one permitted request for registration under Section 5, and Company shall reimburse the Participating Shareholders for all costs and expenses incurred in connection with such registration through the date of withdrawal.

     6.  Piggy-Back Registration Rights.

         6.1 If at any time Company shall propose to file a registration statement for the purpose of a public offering of Common Stock under the Securities Act on Form S-1, S-2 or S-3 or any equivalent general form for registration of equity securities (a "Piggy-Back Registration Statement"), Company shall as promptly as practicable, but in no event later than 30 days prior to the proposed filing date, give notice of such intention to the Target Shareholders and provide them the opportunity to include such number of Company Shares in the Piggy-Back Registration Statement as such Target Shareholders who chose to participate shall request, for a period of 10 days following such notice, subject to the limitations contained in Section 6.2.

         6.2 Company shall not be obligated to honor a request to register any Registrable Shares made pursuant to Section 6.1 unless the aggregate number of Registrable Shares to be registered pursuant to such request is greater than or equal to twenty percent (20%) of the aggregate number of Company Shares issued to the Target Shareholders in the Merger. Moreover, the aggregate number of Registrable Shares registered pursuant to Sections 5 and 6 shall in no event exceed fifty percent (50%) of the aggregate number of Company Shares issued to the Target Shareholders in the Merger. The inclusion of such Registrable Shares may be conditioned or restricted if, in the good faith opinion of the principal investment banker acting on behalf of Company in effecting such sale, such inclusion will have a material adverse impact on the offering of the securities being so registered. If the number of Registrable Shares is so restricted, no shares or securities of other securityholders shall be included in the offering unless all securities being sold by Company are included therein, and any reduction required thereafter shall be made pro rata among the selling securityholders based upon the number of shares requested for inclusion in such transaction.

         6.3 Company may, without the consent of the Participating Shareholders, withdraw any Piggy-Back Registration Statement filed pursuant to Section 6 and abandon any such proposed offering in which the Participating Shareholders requested to participate. The Participating Shareholders may withdraw any or all of the Registrable Shares held by the Participating Shareholders from a Piggy-Back Registration Statement filed or proposed to be filed pursuant to
Section 6 at any time prior to the effectiveness of such Piggy-Back Registration Statement.

         6.4 The Notice from  Company to the  Participating  Shareholders  under
Section 6 shall specify whether the securities to be included in such registration for sale by Company are to be sold through underwriters in a firm commitment offering. If Registrable Shares of the Participating Shareholders are included in such an offering, they shall be included on the same terms including the same underwriting discount or commission applicable to the securities of Company.

     7. Covenants of the Participating Shareholders. Any request for registration made by the Participating Shareholders pursuant to Sections 5 or 6 hereof shall specify the number of Registrable Shares as to which such request relates, express the Participating Shareholders' intention to offer such shares for distribution and contain an undertaking to provide all such information and materials and take all such actions and execute all such documents as may be required in order to permit Company to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the Registration Statement or Piggy-Back Registration Statement, as the case may be.

     8. Costs and Expenses. With respect to the registration of any Registrable Shares pursuant to Section 5, the Participating Shareholders in such registration shall bear the entire cost and expense relating thereto (except that no allocation of Company overhead shall be charged to the Participating Shareholders), including, without limitation, all registration and filing fees, printing expenses, the fees and expenses of its counsel and its independent accountants and all its other out-of-pocket expenses incident to the preparation, printing and filing under the Act of the Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, brokers and dealers and other purchasers of the securities so registered, and the costs and expenses incurred in connection with the qualification of the securities so registered under the State Laws. With respect to the registration of any Registrable Shares pursuant to Section 6, the Participating Shareholders shall be liable or responsible only for (i) the fees and expenses of counsel and accountants of Participating Shareholders, and (ii) all underwriting discounts and commission attributable to Registrable Shares registered at the request of the Participating Shareholders; provided, however, in the event selling securityholders (rather than the Company) are obligated to pay the entire cost and expense of any Piggy-Back Registration Statement (because Company is not including any primary shares in such registration) proposed to be filed by the Company, the entire cost and expense of such registration shall be prorated among all selling securityholders based upon the number of shares registered, including, but not limited to, any Participating Shareholders who request the registration of any Registrable Shares in such an offering. Notwithstanding the foregoing, the Participating Shareholders shall not be liable for the costs and expenses of any such Piggy-Back Registration Statement (for the sole benefit of the selling shareholders) which cannot be consummated because the other shareholders participating in such transaction determine not to proceed with the proposed offering, although the Participating Shareholders are willing to proceed with the transaction on the terms proposed.

     9.  Indemnification.

         9.1 Indemnity to the Participating Shareholders. Company will indemnify the Participating Shareholders and each underwriter of Common Stock as well as any person who controls such underwriters against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in any prospectus or in any related Registration Statement or Piggy-Back Registration Statement, notification or similar filing under securities laws of any jurisdiction or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been based upon information furnished in writing to Company by the Participating Shareholders expressly for use therein and used in accordance with such writing.

         9.2 Indemnity to Company. Each of the Participating Shareholders, by requesting any such registration, agrees to furnish to Company such information concerning it as may be requested by Company and which is necessary in connection with any registration or qualification of the Common Stock and to indemnify Company against all claims, losses, damages, liabilities and expenses resulting from the utilization of such information furnished in writing by it to Company expressly for use therein and used in accordance with such writing.

         9.3 Indemnification Procedures. If any action is brought or any claim is made against a party indemnified pursuant to Section 9 in respect of which indemnity may be sought against the indemnitor pursuant to Section 9 hereof, such party shall promptly notify the indemnitor in writing of the institution of such action or the making of such claim and the indemnitor shall assume the defense of such action or claim, including the employment of counsel reasonably acceptable to the indemnified party and the payment of expenses. Such party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such party unless the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or claim or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnitor (in which case the indemnitor shall not have the right to direct any different or additional defense of such action or claim on behalf of the indemnified party or parties), in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor. Except as expressly provided above, in the event that the indemnitor shall not previously have assumed the defense of any such action or claim, at such time as the indemnitor does not assume the defense of such action or claim, the indemnitor shall thereafter be liable to any person indemnified pursuant to this Agreement for any legal or other expenses subsequently incurred by such person in investigating, preparing or defending against such action or claim. Anything in Section 9 to the contrary notwithstanding, the indemnitor shall not be liable for any settlement of any such claim or action effected without its written consent.

         9.4 Contribution. If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or parties, on the one hand, or the indemnified party, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided, however, that, in any such case, (i) no Participating Shareholder will be required to contribute any amount in excess of the net proceeds received by such Participating Shareholder from all such Registrable Shares offered and sold by such Participating Shareholder pursuant to a Registration Statement or a Piggy-Back Registration Statement unless the Company is not participating in such registered offering and the application of this provision would cause any selling shareholder who was not guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) to contribute an amount in excess of his or her pro rata share of the net proceeds of the offering, and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

     10. Assignment, Term and Termination of Registration Rights.

         10.1 Assignability. The registration rights (together with the ancillary rights provided in Sections 5 through 9 hereof) of the Participating Shareholders hereunder may be assigned by them subject to their obligations hereunder.

         10.2 Term and Termination. The registration obligations provided herein shall remain in effect for a three (3)-year period beginning on the Closing Date of the Merger (the "Term"). In addition, the obligations of Company to register any particular Registrable Shares covered by this Agreement shall terminate at such time as such Registrable Shares are sold pursuant to a Registration Statement, a Piggy-Back Registration Statement or Rule 144, or any similar rule promulgated by the Commission or in such other transaction which, in the written opinion of counsel for Company, would enable such Registrable Shares to be publicly offered thereafter without such registration

     11. Miscellaneous.

         11.1 Succeeding Securities. If the Common Stock of Company covered by this Agreement is converted into any other security for Company or any other corporation, the terms of this Agreement shall apply with full force and effect to any such other security.

         11.2 Survival of Warranties. The representations and warranties of the Company and the Target Shareholders contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing (as defined in the Merger Agreement) and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Target Shareholders or the Company.

         11.3 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     11.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida.

     11.5  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         11.7 Notices. Notices given under this Agreement shall be deemed given when received at the addresses for the parties set forth below or to such other address for a party supplied by that party and may be delivered by facsimile transmission or other telecommunications device producing a document setting forth such notice.

         If to Parent or Subsidiary (or Surviving Corporation):

              Computer Management Sciences, Inc.
              8133 Baymeadows Way
              Jacksonville, FL  32256
                  Attn: Jerry W. Davis, President

         With a copy to:

              Holland & Knight LLP
              50 North Laura Street
              Suite 3900
              Jacksonville, FL  32202
                  Attn: L. Kinder Cannon III, Esq.

         If to Target:

              MIACO Corporation
              The Cascades
              6300 S. Syracuse Way, Suite 415
              Englewood, CO  80111
                  Attn:  Shari G. Leigh, President

         If  to  Target   Shareholders   or  to  any  of  Target   Shareholders,
individually:

              Shari G. Leigh
              5233 S. Hanover Street
              Englewood, CO  80111

         With a copy to:

              Cooley Godward LLP
              2595 Canyon Boulevard, Suite 250
              Boulder, Colorado  80302
                  Attn:  James H. Carroll, Esq.

         11.8 Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the then-outstanding Company Shares issued hereunder. Any amendment or waiver effected in accordance with Section 11.8 shall be binding upon each transferee of any Company Shares, each future holder of such Company Shares, and the Company.

         11.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         11.10 Entire Agreement. This Agreement and the Merger Agreement together constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly cancelled.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       COMPANY


                                       COMPUTER MANAGEMENT SCIENCES, INC.


                                       By:/s/ Anthony V. Weight
                                       Anthony V. Weight, Senior Vice President


                                       TARGET SHAREHOLDERS


                                       /s/ Shari G. Leigh
                                       Shari G. Leigh


                                       /s/ Martin B. Greer
                                       Martin B. Greer


                                       /s/ Daniel P. Dunlap, Jr.
                                       Daniel P. Dunlap, Jr.


                                       /s/ John D. Karen
                                       John D. Karen


                                       /s/ Richard C. Blakeman
                                       Richard C. Blakeman

                                  Schedule 1.1
                             to Restricted Stock and
                          Registration Rights Agreement

                               TARGET SHAREHOLDERS

                                                                  Company Shares
                                            Target Shares            Issued in
                                                Owned                  Merger
Shari G. Leigh                                 6,250,000              290,765
Martin B. Greer                                4,900,000              227,959
Daniel P. Dunlap, Jr.                          1,100,000               51,174
John D. Karen                                   200,000(1)              9,304
Richard C. Blakeman                              100,000                4,652
     Total Target Shares Outstanding          12,550,000
     Total Company Shares Issued in Merger                            583,854

(1) The record holder of such shares is Resources Trust, FBO John D. Karen